Exhibit 99.1

BitNile Holdings’ Subsidiary, Digital Power Lending, Makes Strategic Investment in Lab-Grown Diamond Manufacturer

Las Vegas, NV, August 29, 2022 – BitNile Holdings, Inc. (NYSE American: NILE), a diversified holding company (“BitNile” or the “Company”) announced today that its subsidiary, Digital Power Lending, LLC (“DP Lending”), has lent $4.1 million to Adamas One Corp. (“Adamas”) in the form of a senior secured convertible note. DP Lending also received warrants to purchase shares of common stock, which are exercisable if DP Lending elects to convert the note. The Company sees this as a strategic investment to support Adamas as they seek a public listing by the end of 2022.

Adamas, using proprietary technology, which includes a portfolio of patents, is an emerging manufacturer of lab-grown diamonds meant for consumer and industrial uses. The lab-grown diamond industry has grown rapidly in recent years as it serves as a viable and eco-friendly alternative to the traditional mined diamond industry. The Adamas manufactured lab-grown diamonds have the same chemical, physical and optical properties as mined diamonds without the negatives associated with traditionally mined diamonds. Adamas expects to capitalize on the growing lab-grown diamond industry through consumer sales and industrial applications of their products. The Company believes that Adamas’ management has the expertise, experience, and support to capitalize on their proprietary development techniques.

The Company’s Founder and Executive Chairman, Milton “Todd” Ault, III stated, “I am very excited to be partnering with Adamas as they explore a public offering. I believe the market for lab-grown diamonds could grow exponentially in the coming years and Adamas is well positioned to take advantage of that growth. I look forward to supporting the company, its management and employees, and its overall operations as it grows into a leading supplier of ethically sourced diamonds.”

For more information on BitNile and its subsidiaries, BitNile recommends that stockholders, investors, and any other interested parties read BitNile’s public filings and press releases available under the Investor Relations section at www.BitNile.com or available at www.sec.gov.

About BitNile Holdings, Inc.

BitNile Holdings, Inc. is a diversified holding company pursuing growth by acquiring undervalued businesses and disruptive technologies with a global impact. Through its wholly and majority-owned subsidiaries and strategic investments, BitNile owns and operates a data center at which it mines Bitcoin and provides mission-critical products that support a diverse range of industries, including oil exploration, defense/aerospace, industrial, automotive, medical/biopharma, karaoke audio equipment, hotel operations and textiles. In addition, BitNile extends credit to select entrepreneurial businesses through a licensed lending subsidiary. BitNile’s headquarters are located at 11411 Southern Highlands Parkway, Suite 240, Las Vegas, NV 89141; www.BitNile.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “believes,” “plans,” “anticipates,” “projects,” “estimates,” “expects,” “intends,” “strategy,” “future,” “opportunity,” “may,” “will,” “should,” “could,” “potential,” or similar expressions. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update any of them publicly in light of new information or future events. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors. More information, including potential risk factors, that could affect the Company’s business and financial results are included in the Company’s filings with the U.S. Securities and Exchange Commission, including, but not limited to, the Company’s Forms 10-K, 10-Q and 8-K. All filings are available at www.sec.gov and on the Company’s website at www.BitNile.com.

BitNile Holdings Investor Contact:

IR@BitNile.com or 1-888-753-2235